UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of David Seaburg as Director

On August 27, 2021, the Board of Directors (the “Board”) of PolarityTE, Inc. (the “Company”), elected David Seaburg to serve as a member of the Board of Directors beginning September 1, 2021, for a term expiring at the Company’s 2023 annual meeting of stockholders. Mr. Seaburg was also appointed to serve as chairman of the Company’s Strategic Review Committee, which is focused on reviewing operational strategies and practices that advance the regulatory process for SkinTE and future financings, if any, that may be helpful in advancing the Company’s strategies and making recommendations to the Board. Mr. Seaburg’s service as the Chief Executive Officer of the Company ended on September 1, 2021, when he joined the Board.

In accordance with the Company’s compensation program for non-employee directors, Mr. Seaburg is entitled to receive a $45,000 annual retainer paid quarterly for service as a Board member, which is prorated for the period of actual service during the calendar year. Mr. Seaburg will be entitled to additional compensation if he serves on one of the standing committees of the Board. Under the Company’s compensation plan for non-employee directors, new directors are entitled to receive an on-boarding equity award with a value of $160,000 based on grant date closing price and pursuant thereto the Company granted to Mr. Seaburg 226,340 restricted stock units on September 1, 2021, which vest in three annual installments beginning September 1, 2022, subject to continued service to the Company.

On September 1, 2021, the Company engaged Mr. Seaburg as a consultant on strategic planning and finance matters for a term of 12 months, renewable for additional 12-month terms at the discretion of the Board. Under the consulting arrangement Mr. Seaburg will receive compensation consisting of (i) $37,500 for each three-month period of service paid in the form of common stock of the Company issued under the 2020 Stock Option and Incentive Plan in that number of shares equal to $37,500 divided by the closing price (as reported on Nasdaq) for the common stock on the last day of the three-month period of service with respect to which the compensation is paid, and (ii) a monthly stipend of $1,600 in cash.

The Company is also offering to enter into its standard form of indemnification agreement with Mr. Seaburg. Under the indemnification agreement, the Company agrees, among other things, to indemnify directors and certain officers under the circumstances and to the extent provided for therein, to the maximum extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by the director or officer in any claim arising out of the person’s service to the Company or its subsidiaries. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2020, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Seaburg and any other person pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Seaburg and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Seaburg and the Company.

Appointment of Richard Hague as Chief Executive Officer

On August 27, 2021, the Board appointed Richard Hague to the office of Chief Executive Officer of the Company effective September 1, 2021. He will continue in the office of President and no longer serve as the Chief Operating Officer. Mr. Hague’s executive employment agreement filed as an exhibit to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2021, will be modified to reflect the change in office, but there are no other changes in the terms of his employment by the Company.

Mr. Hague, age 61, joined the Company in April 2019 as Chief Operating Officer and served in the Office of the Chief Executive beginning in August 2019 until April 2020, when he began serving as the Company’s President in addition to Chief Operating Officer. Mr. Hague served as the Chief Commercial Officer of Anika Therapeutics, Inc., from October 2015 to April 2019. From November 2014 to October 2015, Mr. Hague was the Vice President Sales and Marketing at TEI Medical where he was responsible for driving the revenue growth of that corporation’s dermal scaffold product, as well as for the build out of its sales and marketing teams. From 2011 through 2014, Mr. Hague was Vice President and General Manager of Sanofi’s cell therapy and regenerative medicine business unit where he was responsible for managing all functions that reported up through the business unit. Prior to this, Mr. Hague was the Senior Director and Head of Sales for Genzyme Biosurgery where he headed the U.S. sales team in the orthopedics and sports medicine market. Mr. Hague holds a B.S. in marketing from the University of Connecticut.

There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hague and the Company.

A copy of the Company’s press release announcing the changes described above is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 2, 2021, titled “PolarityTE Appoints Richard Hague as Chief Executive Officer and Elects David Seaburg to Board of Directors and Chair of Strategic Review Committee.”
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: September 2, 2021	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer